Exhibit 10.4

AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of April 14, 2015 (this “Amendment”), between PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, and that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2015, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Seller has requested, and Buyer has agreed, to amend the Repurchase Agreement as set forth in this Amendment and Blackstone Mortgage Trust, Inc. (“Guarantor”) agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

(a) The defined term “LIBOR”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation), provided that if such rate is less than zero (0), then with respect to Transactions for which the Purchase Date occurs on or after April 14, 2015, LIBOR shall be deemed to be zero (0) for all purposes of this Agreement.

(b) Clause (y) of Section 3.05 of the Repurchase Agreement is hereby amended by deleting the words “Repurchase Price” and inserting the words “Repurchase Date” in lieu thereof.

SECTION 2. Amendment Effective Date. This Amendment and its provisions shall become effective on the date first set forth above (the “Amendment Effective Date”), which is the date that this Amendment was executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor.

SECTION 3. Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Repurchase Agreement and each other Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of March 13, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that, as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Amended and Restated Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7. Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

PARLEX 5 FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital Markets and Treasurer

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Allen Lewis
	Name:	Allen Lewis
	Title:	Director

With respect to the acknowledgments set forth in Section 4 herein: GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Managing Director, Head of Capital
Markets and Treasurer